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      Exhibit 5       Opinion of Muldoon, Murphy & Faucette LLP re:  legality




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                                 February 16, 1999




Board of Directors
Roslyn Bancorp, Inc.
1400 Old Northern Boulevard
Roslyn, New York 11576

     Re:    T R Financial Corp. 1993 Incentive Stock Option Plan and
            T R Financial Corp. 1993 Stock Option Plan for Outside Directors

Gentlemen:

         We have been requested by Roslyn Bancorp, Inc. (the "Company") to issue a legal opinion in connection with the registration under the Securities Act of 1933 on Form S-8 of 2,940,488 shares of the Company's common stock, $.01 par value, that may be issued under the T R Financial Corp. 1993 Incentive Stock Option Plan Amended and Restated Effective as of January 23, 1997 (the "Plan") and of 643,608 shares of the Company's common stock, $.01 par value, that may be issued under the T R Financial Corp. 1993 Stock Option Plan for Outside Directors (the "Directors' Option Plan"), (collectively, the "Shares"). We understand that the Company will succeed to the obligations of T R Financial Corp. under the Plan and the Directors' Option Plan upon the consummation of the acquisition of T R Financial Corp. by the Company on February 16, 1999.

         We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and
(iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, The Roslyn Savings Bank.

         Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the shares of T R Financial Corp. common stock reserved under the Plan and the Directors' Option Plan upon the occurrence of the acquisition of T R Financial Corp. by the Company become shares of the Company, in an amount adjusted to reflect the exchange ratio of 2.05 shares of Company common



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Board of Directors
February 16, 1999
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stock for each share of T R Financial  Corp.  common  stock,  and have been duly authorized and upon payment for and issuance of the Shares in the manner described in the Plan and in the Directors' Option Plan, will be legally issued, fully paid and nonassessable.

         The following provisions of the Certificate of Incorporation of the Company may not be given effect by a court applying Delaware law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the common stock:

         (a) Subsections C.3 and C.6 of Article FOURTH and Section D of Article EIGHTH, which grant the Board the authority to construe and apply the provisions of those Articles, subsection C.4 of Article FOURTH, to the extent that subsection obligates any person to provide to the Board the information such subsection authorizes the Board to demand, and the provision of subsection C.7 of Article EIGHTH authorizing the Board to determine the Fair Market Value of property offered or paid for the Company's stock by an Interested Stockholder, in each case to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon such authority; and

         (b) Article NINTH, which authorizes the Board to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel."

                                             Sincerely,



                                             /s/ MULDOON, MURPHY & FAUCETTE LLP